Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(375,059)
Realized Trading Gain (Loss) on Short-Term Investments	(21)
Unrealized Gain (Loss) on Market Value of Futures	(4,437,491)
Dividend Income	12
Interest Income	102,239
Total Income (Loss)	$(4,710,320)

Expenses
General Partner Management Fees	$27,633
Professional Fees	13,122
Brokerage Commissions	589
Non-interested Directors' Fees and Expenses	558
Prepaid Insurance Expense	495
NYMEX License Fee	691
Total Expenses	$43,088
Net Income (Loss)	$(4,753,408)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$55,552,038
Net Income (Loss)	(4,753,408)

Net Asset Value End of Month	$50,798,630
Net Asset Value Per Share (2,850,000 Shares)	$17.82

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596